EXHIBIT 3.4

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

This Second Amendment (this “Amendment”) to the Partnership Agreement (as defined below) of Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Partnership”), is made and entered as of December 4, 2015 by Retail Opportunity Investments GP, LLC, a Delaware limited liability company, which is the sole general partner of the Partnership (the “General Partner”).

WHEREAS, an Amendment to the Certificate of Limited Partnership of the Partnership was filed in the office of the Secretary of State of the State of Delaware on January 5, 2010;

WHEREAS, the General Partner and the limited partners of the Partnership entered into an Agreement of Limited Partnership of the Partnership, dated as of January 5, 2010, pursuant to which the Partnership was formed;

WHEREAS, the General Partner and the limited partners of the Partnership entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 27, 2013, as amended on December 11, 2014 (the “Partnership Agreement”);

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Partnership Agreement.

WHEREAS, pursuant to the terms and provisions of that certain Purchase and Sale Agreement dated July 16, 2014, by and among Retail Opportunity Investments Corp., a Maryland corporation (the “REIT”), the Partnership, and the Sellers (as defined therein) (the “Purchase Agreement”), the Partnership, or its assignee, intends to purchase the real property and improvements commonly known as The Iron Horse Plaza located at 345 Railroad Avenue, Danville, Contra Costa County, California (the “Property”) from the Sellers;

WHEREAS, in connection with the Purchase Agreement, the REIT and the Partnership entered into a Contribution Agreement, dated the date hereof, with the Sellers and the Seller Parties (each as defined therein, collectively the “Contributors”)), and the Partnership shall issue OP Units, as part of the Purchase Price (as defined in the Purchase Agreement) for the Property, to the Contributors in exchange for the Property in accordance with the terms of the Purchase Agreement;

WHEREAS, pursuant to Section 4.03(a) of the Partnership Agreement, the General Partner has the power, without the prior consent of the Limited Partners, to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units (which includes OP Units), on such terms and conditions as shall be established by the General Partner in it sole and absolute discretion, in accordance with the Partnership Agreement; and

WHEREAS, pursuant to Sections 4.03(a) and 7.03(c) of the Partnership Agreement, the General Partner has the power, without the prior consent of the Limited Partners, to amend the Partnership Agreement to reflect any change in ownership of Partnership Interests, and the General Partner has determined that it is necessary and desirable to amend the Partnership Agreement, including any exhibits or schedules thereto, in order to reflect such changes.

NOW, THEREFORE, the General Partner desires to effect this Amendment to the Partnership Agreement as provided herein:

1.	Exhibit A. Exhibit A to the Partnership Agreement is hereby amended and restated in its entirety as set forth in Schedule A hereto.
2.	Partnership Agreement. Except as set forth herein, the Partnership Agreement shall remain in full force and effect.
3.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, this Second Amendment to the Partnership Agreement has been executed as of the date first written above.

GENERAL PARTNER:

Retail Opportunity Investments GP, LLC,

a Delaware limited liability company,

By:	Retail Opportunity Investments Corp.,
a Maryland corporation
its sole member

By: /s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

[Signature Page to Second Amendment to Partnership Agreement]

SCHEDULE A

PARTNERS AND PARTNERSHIP UNITS

As of December 4, 2015

Name of Partner	Partnership Units (Type and Amount)	Address
General Partner:
Retail Opportunity Investments GP, LLC	1,041,154	8905 Towne Centre Drive, Suite 108, San Diego, California 92122 Attention: Chief Financial Officer Facsimile No.: (858) 408-3810
Limited Partners:
Retail Opportunity Investments Corp.	98,095,480	8905 Towne Centre Drive, Suite 108, San Diego, California 92122 Attention: Chief Financial Officer Facsimile No.: (858) 408-3810
Abby Sher	23,986	15935 Alcima Ave. Pacific Palisades, CA 90272
Ari Blum	14,290	68 Madrone Avenue Larkspur, CA 94939
Blum Family Trust	48,010	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111
Blum Irrev. Trust, The Joseph	4,602	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111
Circe Sher	14,919	681 So. Fitch Mountain Road Healdsburg, CA 95448
Clahan Revocable Trust	46,840	c/o Eugene Clahan 16 Meadow Avenue Kentfield, CA 94904
Justin Sher	14,371	268 Bush Street, #3133 San Francisco, CA 94104

Name of Partner	Partnership Units (Type and Amount)	Address
Lacey Sher	11,850	10500 NE 8th St, Suite 850 Bellevue, WA 98004
Morgan Blum	14,290	3678 23rd Street San Francisco, CA 94110
Nigel Sher	10,889	10500 NE 8th St, Suite 850 Bellevue, WA 98004
Rachel Sher	8,295	10500 NE 8th St, Suite 850 Bellevue, WA 98004
Rawson, Blum & Co.	732	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111
Rawson, Living Trust	79,562	c/o David Rawson 2744 Green Street San Francisco, CA 94123
Rebecca Wellington	10,889	2729 51st Avenue SW Seattle, WA 98116
SARM Enterprises	566,499	10500 NE 8th St, Suite 850 Bellevue, WA 98004
Sher GP, Inc.	4,196	c/o Ronald Sher 10500 NE 8th St., Suite 850 Bellevue, WA 98004
Sher, Merritt & Pamela Living Trust	128,632	c/o Sher Partners 10500 NE 8th St., Suite 850 Bellevue, WA 98004
Sher, Ronald	143,160	10500 NE 8th St., Suite 850 Bellevue, WA 98004
TCA Holdings LLC	1,581,813	10500 NE 8th St., Suite 850 Bellevue, WA 98004
Terranomics	2,209	c/o Sher Partners 10500 NE 8th St., Suite 850 Bellevue, WA 98004
Thomas Bomar	24,236	71 Reed Ranch Road Tiburon, CA 94920
W&P Stewart Trust dated 9/13/11	2,813	27482 Willowbank Road Davis, CA 95618

Name of Partner	Partnership Units (Type and Amount)	Address
WS Harrison, LLC	989,272	33855 Van Duyn Road Eugene, Oregon 97408
Donald F. Gaube	377,788	287 Cross Road Alamo, CA 94507
Frank K. Boscow and Sue C. Boscow Revocable Trust U/A dated December 12, 1996	113,657	287 Cross Road Alamo, CA 94507
2015 JSG Separate Property Trust dated as of November 24, 2015	20,254	287 Cross Road Alamo, CA 94507
Thomas Boscow	20,254	3411 Gold Nugget Way Placerville, CA 95667
LaFrance Family Trust dated January 6, 1993	150,503	500 Fairview Blvd. Incline Village, NV 89451
Deborah DeDomenico	32,210	13424 Chalk Hill Road Healdsburg, CA 95448
Dennis T. DeDomenico	32,210	650 Alvarado Road Berkeley, CA 94705
Claudia DeDomenico	32,210	82 Beach St. Belvedere, CA 94920
Lois M. DeDomenico QTIP Trust dated April 28, 1988	32,210	2 Requa Place Piedmont, CA 94611
Donna Holpainen	32,210	4727 W. Roberts Way Seattle, WA 98199
CDD&D Management, LLC	1,627	650 Alvarado Road Berkeley, CA 94705
Cesped 1992 Family Trust dated February 26, 1992	65,065	970 Wedge Court Incline Village, NV 89451
David E. Cesped	16,271	13148 Freemanville Rd Milton, GA 30004
Vidano 2005 Family Trust	16,271	784 Cordilleras Ave San Carlos, CA 94070
Holpainen Holdings, LLC	32,533	4727 W. Roberts Way Seattle, WA 98199
Sean Rhatigan & Ellen Rhatigan	16,267	1347 Court St. Alameda, CA 94501
Engstrom Family Trust dated May 21, 2004	32,556	837 Jefferson Blvd. West Sacramento, CA 95691

Name of Partner	Partnership Units (Type and Amount)	Address
Jim and Marsha Engstrom Family Revocable Trust Established May 1,2006	40,685	837 Jefferson Blvd. West Sacramento, CA 95691
Eric A. Engstrom and Sheila Engstrom	40,685	837 Jefferson Blvd. West Sacramento, CA 95691
Matthew K. Engstrom and Jennifer Engstrom	8,141	837 Jefferson Blvd. West Sacramento, CA 95691
Richard A. Bruzzone	118,787	892 Broadmoor Court Lafayette, CA 94549
TOTALS	104,115,383 OP Units